Exhibit 99.1

Bridger Aerospace Announces Full Year 2022 Results;

Provides Outlook for 2023 Growth

BOZEMAN, MT, March 20, 2023– Bridger Aerospace Group Holdings, Inc. (“Bridger” or “Bridger Aerospace”), (NASDAQ: BAER, BAERW), one of the nation’s largest aerial firefighting companies, today reported results for the fourth quarter and year ended December 31, 2022.

Highlights:

•	Business combination with Jack Creek Investment Corp. (“JCIC”) completed on January 24, 2023, and trading on Nasdaq under BAER began on January 25, 2023

•	Delivery of latest Super Scooper in February 2023 expands Super Scooper fleet to six

•	Positioned to significantly grow revenue in 2023 by over 80% with current fleet

•	Bridger Adjusted EBITDA poised to grow to between $37 million to $45 million in 2023, before any potential fleet additions

“This past year has been one of preparation as we positioned Bridger for its public debut,” commented Tim Sheehy, Bridger Aerospace’s Chief Executive Officer. “We added significant infrastructure and personnel to support the recent expansion of our fleet, including two new Super Scoopers, the most recent of which was delivered in February. As we look ahead to 2023, we are well positioned to leverage the infrastructure we have in place to help provide the aviation resources necessary to grow and support our federal and state government clients in the growing battle against wildfires.”

Business Outlook

Bridger’s current fleet of over 20 aircraft, including six Super Scoopers is projected to generate revenue of $84 million to $96 million in 2023. This revenue growth does not include any potential fleet additions which had been included in estimates prior to the business combination. With much of the costs to support the two latest Super Scoopers already embedded in the cost structure, Adjusted EBITDA margins are projected to improve from 8% in 2022 to over 40% in 2023. As a result, Adjusted EBITDA is projected to range from $37 million to $45 million for 2023. We expect to add Adjusted EBITDA from potential future fleet expansion, if any, to our guidance upon transaction closings.

“With the completion of the business combination and delivery of our latest Super Scoopers, as well as a growing number of opportunities to further expand our fleet through M&A, we are well positioned to see significant growth and drive shareholder returns,” added Sheehy.

Full Year 2022 Results

Revenue for 2022 grew 18% to $46.4 million compared to $39.4 million in 2021. Fire suppression revenue for 2022 was $38.8 million, up 28% from $30.4 million in 2021 driven by two additional Super Scooper aircraft in service for the full fire season in 2022. Aerial surveillance revenue declined to $7.2 million in 2022 from $8.6 million in 2021 due to a decreased number of fires with high-incident levels. Standby revenue as a percentage of total revenue was 45% in 2022 compared to 47% in 2021.

Cost of revenues increased 27% to $33.9 million in 2022 and was comprised of flight operations expenses of $18.8 million and maintenance expenses of $15.1 million. This compares to $26.6 million in 2021 which included $15.8 million of flight operations expenses and $10.8 million maintenance expenses. The increase primarily relates to costs added during the year in anticipation of the delivery of additional Super Scooper aircraft which were ultimately delivered later than expected and therefore did not contribute meaningfully to anticipated revenue during the 2022 fire season.

Selling, general and administrative expenses were $35.1 million in 2022, compared to $11.2 million in 2021. The increase was primarily driven by higher personnel expenses and professional services fees of $15.4 million in connection with the business combination and preparation of becoming a public company.

Interest expense for 2022 was $20.0 million compared to $9.3 million in 2021.

For 2022, Bridger reported a net loss of $42.1 million compared to a net loss of $6.5 million in 2021. Adjusted EBITDA was $3.7 million in 2022 compared to $9.8 million in 2021. Adjusted EBITDA excludes interest expense, depreciation and amortization, stock-based compensation, losses on disposals of assets, legal fees related to financing transactions and business development expenses as well as nonrecurring items such as gain/loss on extinguishment of debt, one-time discretionary bonus payments and transaction costs related to the business combination.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

Fourth Quarter 2022 Results

Revenue was $1.1 million in the fourth quarter of 2022 compared to $0.7 million in the fourth quarter of 2021. The increase was due to higher deployment of aircraft early in the fourth quarter of 2022 compared to the same period in 2021.

Cost of Revenues in the fourth quarter of 2022 was $5.3 million compared to $4.4 million in the fourth quarter of 2021.

Selling, general and administrative expenses were $6.5 million in the fourth quarter of 2022 compared to $4.2 million in fourth quarter of 2021. The increase was partially driven by higher personnel expenses and higher professional and third-party expenses to support the growth of the business and preparation of becoming a public company.

Interest expense for the fourth quarter of 2022 was $7.0 million compared to $3.5 million in the prior year period.

For the fourth quarter of 2022, Bridger reported a net loss of $17.0 million compared to a net loss of $11.1 million in the fourth quarter of 2021. Adjusted EBITDA was negative ($8.5) million in the fourth quarter of 2022 compared to negative ($6.1) million in the fourth quarter of 2021.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

Subsequent Events

On January 24, 2023, Bridger completed its previously announced business combination with JCIC. Bridger expects the business combination to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, JCIC is expected to be treated as the “acquired” company for financial reporting purposes beginning in the first quarter of 2023. Accordingly, for accounting purposes, Bridger’s financial statements will represent a continuation of the financial statements of Bridger Aerospace Group Holdings, LLC (the predecessor to Bridger) with the business combination treated as the equivalent of Bridger issuing stock for the net assets of JCIC, accompanied by a recapitalization.

Conference Call

Bridger Aerospace will hold an investor conference call on Monday, March 20, 2023 at 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) to discuss these results, its current financial position and business outlook. Questions will be invited after management’s presentation.

Interested parties can access the conference call by dialing 877-407-0789 or 201-689-8562. The conference call will also be broadcast live on the Investor Relations section of our website at https://ir.bridgeraerospace.com. An audio replay will be available through March 27, 2023 by calling 844-512-2921 or 412-317-6671 and using the passcode 13736897. The replay will also be accessible at https://ir.bridgeraerospace.com.

About Bridger Aerospace

Based in Bozeman, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger Aerospace is committed to utilizing its team, aircraft and technology to save lives, property and habitats threatened by wildfires. Bridger Aerospace provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Investor Contacts

Alison Ziegler

Darrow Associates

201-220-2678

aziegler@darrowir.com

Forward Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet; (2) Bridger’s business plans and growth plans, including anticipated revenue, Adjusted EBITDA and Adjusted EBITDA margin for 2023; (3) increases in the aerial firefighting market; and (4) anticipated investments in additional aircraft, capital resource, and research and development and the effect of these investments. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger.

These forward-looking statements are subject to a number of risks and uncertainties, including: changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; Bridger’s ability to successfully and timely develop, sell and expand its technology and products, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger as a result of the consummation of the business combination; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; the ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the impact of the coronavirus pandemic; the ability to successfully select, execute or integrate future acquisitions into the business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s prospectus dated February 13, 2023 on file with the U.S. Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

(PREDECESSOR TO BRIDGER AEROSPACE GROUP HOLDINGS, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in U.S. dollars)

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2022	2021	2022	2021
Revenues	$1,112,407	$671,938	$46,387,963	$39,384,182
Cost of revenues:
Flight operations	2,127,151	2,287,691	18,762,172	15,823,713
Maintenance	3,191,728	2,119,932	15,123,806	10,755,471

Total cost of revenues	5,318,879	4,407,623	33,885,978	26,579,184

Gross profit	(4,206,472)	(3,735,685)	12,501,985	12,804,998
Selling, general and administrative expense	6,493,018	4,225,989	35,128,322	11,215,027

Operating (loss) income	(10,699,490)	(7,961,674)	(22,626,337)	1,589,971
Interest expense	(6,964,739)	(3,514,646)	(20,017,177)	(9,293,928)
Other income	688,189	347,171	521,555	1,163,160

Net loss	$(16,976,040)	$(11,129,149)	$(42,121,959)	$(6,540,797)

Series C Preferred Shares adjustment to maximum redeption value	(5,804,691)	—	(200,505,236)	—
Series A Preferred Shares adjustment for redemption, extinguishment, and accrued interest	—	(3,666,421)	(85,663,336)	(15,913,184)

Net loss attributable to common shareholders - basic and diluted	(22,780,731)	(14,795,570)	(328,290,531)	(22,453,981)

Net loss per share attributable to common shareholders – basic and diluted	$(0.57)	$(0.37)	$(8.15)	$(0.56)

Weighted-average shares outstanding – basic and diluted	40,301,274	40,246,816	40,287,478	40,122,651

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

(PREDECESSOR TO BRIDGER AEROSPACE GROUP HOLDINGS, INC.)

CONSOLIDATED BALANCE SHEETS

(All amounts in U.S. dollars)

(Unaudited)

	As of December 31, 2022	As of December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$30,162,475	$13,689,091
Restricted cash	12,297,151	3,572,041
Investments in marketable securities	54,980,156
Accounts receivable	28,902	34,992
Aircraft support parts	1,761,270	1,944,660
Prepaid expenses and other current assets	1,835,032	2,825,687
Deferred offering costs	5,800,144

Total current assets	106,865,130	22,066,471
Property, plant, and equipment, net	192,091,413	168,677,309
Intangible assets, net	208,196	307,954
Goodwill	2,457,937	2,457,937
Other noncurrent assets	4,356,225	1,602,568

Total assets	$305,978,901	$195,112,239

LIABILITIES, MEZZANINE EQUITY AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$3,170,354	$4,021,177
Accrued expenses and other current liabilities	16,483,289	474,644
Operating right-of-use liability	21,484	4,973
Current portion of Preferred B redeemable securities	—	66,412,637
Current portion of long-term debt	2,445,594	2,155,926

Total current liabilities	22,120,721	73,069,357
Long-term accrued expenses and other noncurrent liabilities	45,659	1,456,949
Operating right-of-use noncurrent liability	754,673	608,571
Long-term debt, net of debt issuance costs	205,471,958	58,117,473

Total liabilities	$228,393,011	$133,252,350

COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY
Series A Preferred shares	—	146,668,028
Series C Preferred shares	489,021,545	—
MEMBERS’ EQUITY
Accumulated deficit	(413,114,152)	(84,832,845)
Accumulated other comprehensive loss	1,678,497	24,706

Total members’ deficit	(411,435,655)	(84,808,139)

Total liabilities, mezzanine equity and members’ deficit	$305,978,901	$195,112,239

BRIDGER AEROSPACE GROUP HOLDINGS, LLC

(PREDECESSOR TO BRIDGER AEROSPACE GROUP HOLDINGS, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in U.S. dollars)

(Unaudited)

	For the years ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(42,121,959)	$(6,540,797)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Loss on sale of fixed assets	1,769,732	995,528
Depreciation and amortization	9,091,219	6,673,685
Stock based compensation expense	9,224	—
Amortization of debt issuance costs	601,161	173,761
Loss (gain) on extinguishment of debt	844,925	(774,300)
Change in fair value of Series A Preferred shares	3,918,636	—
Accrued interest on Series B Preferred shares	3,586,586	6,335,608
Change in fair value of Series C Preferred shares	1,039,330
Changes in operating assets and liabilities:
Accounts receivable	6,090	2,227,649
Aircraft support parts	183,390	(1,195,346)
Prepaid expense and other current assets	(372,287)	(1,807,123)
Accounts payable, accrued expense and other liabilities	11,526,345	(67,795)

Net cash (used in) provided by operating activities	(9,917,608)	6,020,870

Cash Flows from Investing Activities:
Investments in construction in progress – aircraft	—	(28,000,000)
Investments in construction in progress – buildings	(9,809,946)	(3,195,769)
Purchases of marketable securities	(60,207,605)
Proceeds from sales and maturities of marketable securities	5,500,000
Investment in Overwatch Imaging, Inc.	—	(1,000,000)
Sale of property, plant and equipment	286,400
Purchases of property, plant and equipment	(25,582,065)	(22,567,083)

Net cash used in investing activities	(89,813,216)	(54,762,852)

Cash Flows from Financing Activities:
Contributions from Series A Preferred shares members	—	5,000,000
Contributions from Series B Preferred shares members	—	50,000,000
Payment to Series A Preferred shares members	(236,250,000)	—
Payment to Series B Preferred shares members	(69,999,223)	—
Borrowing from Series C Preferred shares members, net of issuance costs	288,516,309	—
Payment of finance lease liability	(26,747)	(23,310)
Borrowings from 2022 taxable industrial revenue bond	160,000,000	—
Borrowings from 2021 taxable industrial revenue bond	—	7,330,000
Extinguishment of 2021 taxable industrial revenue bond	(7,549,900)	—
Borrowings from IPFS insurance loan	—	667,013
Borrowings from various First Insterstate Bank vehicle loans	202,217	175,712
Payment of debt issuance costs	(4,417,807)	(670,298)
Payment of offering costs	(3,508,675)	—
Repayments on debt	(2,036,443)	(1,721,113)

Net cash provided by financing activities	124,929,731	60,758,004

Effect of exhange rate changes	(413)	(776)
Net change in cash, cash equivalents and restricted cash	25,198,494	12,015,246
Cash, cash equivalents and restricted cash – beginning of the period	17,261,132	5,245,886

Cash, cash equivalents and restricted cash – end of the period	$42,459,626	$17,261,132

Less: Restricted cash – end of the year	12,297,151	3,572,041
Cash and cash equivalents – end of the year	$30,162,475	$13,689,091

EXHIBIT A

Non-GAAP Results and Reconciliations

Although Bridger believes that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. Bridger believes these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, for managing our business and evaluating its performance. Bridger also believes these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.

Each of the profitability measures described below are not recognized under GAAP and do not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Bridger’s management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

Bridger does not provide a reconciliation of forward-looking measures where Bridger believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts, such as acquisition costs, integration costs and loss on the disposal or obsolescence of aging aircraft. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of Bridger’s control or cannot be reasonably predicted. For the same reasons, Bridger is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA losses on disposals of assets and legal fees related to financing transactions, which include costs that are required to be expensed in accordance with GAAP. In addition, we exclude from Adjusted EBITDA certain nonrecurring items that we do not consider indicative of our ongoing performance, such as the one-time discretionary bonus payments made to certain employees and executives in connection with the issuance of the Legacy Bridger Series C Preferred Shares, issuance of the Series 2022 Bonds, the execution of the Transaction Agreements and initial filing of the proxy statement/prospectus prepared in connection with the business combination, loss (gain) on extinguishment of debt, and stock-based compensation. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

The following table reconciles net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three months and years ended December 31, 2022 and 2021.

	For the three months ended December 31,		For the year ended December 31,
(All amounts in U.S. dollars)	2022	2021	2022	2021
Net loss	$(16,976,040)	$(11,129,149)	$(42,121,959)	$(6,540,797)
Depreciation and amortization	529,293	512,237	9,091,219	6,673,685
Interest expense	6,964,739	3,514,646	20,017,177	9,293,928

EBITDA	(9,482,008)	(7,102,266)	(13,013,563)	9,426,816

Loss on disposals (i)	181,371	972,876	1,769,732	995,528
Legal fees (Ii)	—	—	—	110,000
Offering costs (iii)	412,343	—	2,961,643	—
(Gain) loss on extinguishment of debt (iv)	—	—	844,925	(774,300)
Discretionary bonuses to employees and executives (v)	—	—	10,136,530	—
Stock-based comp (vi)	2,221	—	9,224	—
Business development (vii)	368,979	—	953,994	—

Adjusted EBITDA	$(8,517,094)	$(6,129,390)	$3,662,485	$9,758,044

i)	Represented loss on the disposal or obsolescence of aging aircraft.
ii)	Represents one-time costs associated with legal fees for infrequent or unusual transactions that were not capitalizable per GAAP.
iii)	Represents one-time professional service fees related to the preparation for the business combination that have been expensed during the period.
iv)	Represents loss on extinguishment of debt related to the Series 2021 Bond and forgiveness of the PPP loan.
v)

Represents one-time discretionary bonuses to certain employees and executives of Bridger in connection with the issuance of the Legacy Bridger Series C Preferred Shares, issuance of the Series 2022 Bonds, execution of the Transaction Agreements and initial filing of the proxy statement/ prospectus prepared in connection with the business combination.

vi)	Represents stock-based compensation expense recognized of the incentive units granted to selected board members and executives.
vii)	Represents expenses related to potential acquisition targets and additional business lines.